Exhibit 99.2

PARTICIPATION AGREEMENT

By and Between

GulfSlope Energy, Inc.,

Texas South Energy, Inc.

and

Delek GOM Investments, LLC

Dated Effective January 1, 2018

PARTICIPATION AGREEMENT

This Participation Agreement (“Agreement”) is entered into and effective as of the 1st day of January, 2018, (“Effective Date”), by and between GulfSlope Energy, Inc., a Delaware corporation (“GSEI” or “GulfSlope”) with a principal place of business at 2500 CityWest Blvd., Suite 800, Houston, Texas 77042, Texas South Energy, Inc., a Nevada corporation (“TSEI” or “Texas South”) with a principal place of business at 4550 Post Oak Place Dr., Suite 300, Houston, Texas 77027 (hereinafter GSEI and TSEI shall collectively be referred to as “Companies”) and Delek GOM Investments, LLC, a Delaware limited liability company (“Delek”) with a registered office address c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. GSEI, TSEI and Delek are sometimes referred to herein collectively as the “Parties”, and each individually as “Party”.

WITNESSETH

WHEREAS, each of the Companies is the owner, or entitled to be the owner, of the working interest (which includes record title and operating rights as to all depths) in and to the Leases as more particularly described and identified in Exhibit “A”; and

WHEREAS, Companies anticipate proposing the drilling of test well(s) on one or more of the Leases and Delek has advised Companies of its desire to participate in the drilling of such test well(s) on one or more of the Leases; and

WHEREAS, Companies and Delek desire to set forth the terms and conditions under which Delek may earn an interest in and to certain or all of the Leases.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and obligations contained herein, the Parties do hereby agree as follows:

1.       Definitions. Each capitalized term in this Agreement and the Exhibits has the meaning given to it in this Section or elsewhere herein. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Joint Operating Agreement. All defined terms include the singular and the plural. All references to Sections refer to Sections in this Agreement, and all references to Exhibits refer to the Exhibits attached to and made a part of this Agreement.

1.1	“Affiliate” means, for a person, another person that controls, is controlled by, or is under common control with that person. In this definition (a) “control” means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent of ownership interest (such as partnership interest), and (b) “person” means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

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1.2	“Agreement” has the meaning given it in the introductory paragraph of this Agreement.

1.3	“Area of Mutual Interest” or “AMI” has the meaning given to it in Section 8 of this Agreement.

1.4	“BOEM” means the Bureau of Ocean Energy Management or any successor agency or agencies having jurisdiction over such matters.

1.5	“BSEE” means the Bureau of Safety and Environmental Enforcement or any successor agency or agencies having jurisdiction over such matters.

1.6	“Companies” has the meaning set forth in the introductory paragraph of this Agreement.

1.7	“Delek” has the meaning set forth in the introductory paragraph of this Agreement.

1.8	“Dispute” has the meaning set forth in Section 25 of this Agreement.

1.9	“Effective Date” has the meaning given it in the introductory paragraph of this Agreement.

1.10	“Exhibits” The following Exhibits are attached hereto and made a part of this Agreement:

Exhibit “A”	Description of the Leases and Prospects
Exhibit “B-1”	BOEM Record Title Assignment Form
Exhibit “B-2”	Exhibit “A” to BOEM Record Title Assignment Form
Exhibit “C”	Joint Operating Agreement
Exhibit “D”	Proposed Budget for Phase I Prospects
Exhibit “E”	Right to Purchase Common Stock in the Companies

1.11	“Funding Obligation” has the meaning set forth in Section 3 of this Agreement.

1.12	“GSEI” has the meaning set forth in the introductory paragraph of this Agreement.

1.13	“GulfSlope” has the meaning set forth in the introductory paragraph of this Agreement.

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1.14	“Joint Operating Agreement” or “JOA” means a separate and unique Joint Operating Agreement in the form attached hereto as Exhibit “C” which shall govern the Lease or Leases comprising each Prospect which shall be identified therein as the Contract Area.

1.15	“Laws” (whether or not capitalized) means any and all applicable laws, statutes, codes, ordinances, permits, licenses, authorizations, agreements, decrees, orders, judgments, rules or regulations that are promulgated, issued or enacted by a governmental entity or authority having jurisdiction over the Leases or the Parties.

1.16	“Lease” means each Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act as more particularly described in Exhibit “A” and being collectively referred to as the “Leases”, including any renewal or replacement lease for an expired or relinquished Lease that is acquired by a Party or its Affiliate at the first lease sale covering the area and block of the expired or relinquished Lease.

1.17	“Objective Depth” means a depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE and approved by the Participating Parties.

1.18	“Objective Horizon” means the interval consisting of the deepest zone, formation or horizon to be tested in an Exploratory Well, Development Well, Deepening Operation or Sidetracking Operation, as stated in the AFE and approved by the Participating Parties.

1.19	“Operator” means the Operator under the attached Joint Operating Agreement which will be GSEI unless a change of operatorship occurs pursuant to this Agreement or to the Joint Operating Agreement.

1.20	“Party” or “Parties” has the meanings set forth in the introductory paragraph of this Agreement.

1.21	“Phase I Initial Test Well” or “Phase I ITW” means the first Exploratory Well drilled on each of the two (2) Phase I Prospects identified in Exhibit “A”, as agreed by the Parties, at a legal location, pursuant to the Joint Operating Agreement for such Prospect, each such well to be described in an approved Bureau of Safety and Environmental Enforcement Application for Permit to Drill (APD) for such well. For clarity, unless the Parties mutually agree in writing to the contrary, the Parties shall drill an Exploratory Well on each of the two (2) Phase I Prospects identified in Exhibit “A” in accordance with Section 2.

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1.22	“Phase II Initial Test Well” or “Phase II ITW” means the first Exploratory Well drilled on each of two (2) Phase II Prospects, selected from the then remaining undrilled Prospects identified in Exhibit “A”, as agreed by the Parties, at a legal location, pursuant to the Joint Operating Agreement for each such Prospect, each such well to be described in an approved Bureau of Safety and Environmental Enforcement Application for Permit to Drill (APD) for such well. For clarity, unless the Parties mutually agree in writing to the contrary and subject to Delek’s election to participate as provided for in Section 2, the Parties shall drill an Exploratory Well on each of the two (2) Phase II Prospects to be chosen from the undrilled Prospects identified in Exhibit “A”, in accordance with Section 2.

1.23	“Phase III Initial Test Well” or “Phase III ITW” means the first Exploratory Well drilled on each of two (2) Phase III Prospects selected from the then remaining undrilled Prospects identified in Exhibit “A”, as agreed by the Parties at a legal location, pursuant to the Joint Operating Agreement for each such Prospect, each such well to be described in an approved Bureau of Safety and Environmental Enforcement Application for Permit to Drill (APD) for such well. For clarity, unless the Parties mutually agree in writing to the contrary and subject to Delek’s election to participate as provided for in Section 2, the Parties shall drill an Exploratory Well on each of the two (2) Phase III Prospects to be chosen from the undrilled Prospects identified in Exhibit “A”, in accordance with Section 2.

1.24	“Phase I Prospect(s)” means the Leases comprising the named Phase I Prospect as more particularly described in Exhibit “A”.

1.25	“Phase II Prospect(s)” means the Leases comprising a named Phase II Prospect as may be designated from Exhibit “A”.

1.26	“Phase III Prospect(s)” means the Leases comprising a named Phase III Prospect as may be designated from Exhibit “A”.

1.27	“Prospect” or “Prospects” refers to the properties identified under the Prospect column on Exhibit “A”.

1.28	“Record Title Assignment” means documents in substantially the same form as Exhibit “B”, the same being comprised of Exhibits “B-1” and “B-2”.

1.29	“Spending Obligation” has the meaning set forth in Section 2 of this Agreement.

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1.30	“Subsequent Phase Initial Test Well” or “Subsequent Phase ITW” means the first Exploratory Well drilled on a Subsequent Phase Prospect, selected from the then remaining undrilled Prospects identified in Exhibit “A”, as agreed by the Parties, at a legal location, pursuant to the Joint Operating Agreement for such Prospect, such well to be described in an approved Bureau of Safety and Environmental Enforcement Application for Permit to Drill (APD) for such well. For clarity, unless the Parties mutually agree in writing to the contrary, if Delek has participated in drilling the Exploratory Well for each of the Phase I Prospects, Phase II Prospects and Phase III Prospects, Delek shall have the option to participate in an Exploratory Well drilled on any Subsequent Phase Prospect, subject to and in accordance with Section 2.

1.31	“Subsequent Phase Prospect” means the Lease(s) comprising a Subsequent Phase Prospect as may be designated from the then remaining undrilled Prospects identified in Exhibit “A”. Delek shall have the continuing right to participate in the drilling of an Exploratory Well for each Subsequent Phase Prospect unless and until Delek’s first election to not so participate.

1.32	“Texas South” has the meaning set forth in the introductory paragraph of this Agreement.

1.33	“TSEI” has the meaning set forth in the introductory paragraph of this Agreement.

2.       Phase I, II, III and Subsequent ITW Operations. The Parties have agreed on the Prospects to be designated as Phase I Prospects and the order in which the Phase I ITW for each of the two (2) Phase I Prospects shall be drilled by the Parties pursuant to the terms of this Agreement. GSEI shall prepare the AFE for each of the two (2) wells which shall be provided in accordance with the JOA covering such Phase I Prospect. It is recognized that operational issues including hurricane season and prospect water depth may affect the available order of drilling. Actual drilling of the first Phase I ITW shall be commenced by the Parties as soon as reasonably practical subject to rig availability and BOEM and/or BSEE approval of the Plan of Exploration for such well and issuance of the associated drilling permit. Each Phase I ITW shall be drilled in accordance with the Joint Operating Agreement to the Objective Depth. Execution of this Agreement constitutes acceptance and approval of each Phase I ITW on the two (2) Phase I Prospects and, simultaneous with the execution of this Agreement by the Parties, the Parties shall execute the Joint Operating Agreement covering each Phase I Prospect (as well as the Memorandum of Operating Agreement contemplated by the Joint Operating Agreement), and the Parties shall execute and approve the AFE for each Phase I ITW upon submittal to each Party by the Operator. Additionally, the Parties agree to and shall execute such additional instruments evidencing such acceptance, approval and joinder as may be reasonably requested by each Party.

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On a well by well basis for each of the two (2) Phase I Prospects, Delek shall bear ninety percent (90%) of the gross cost and expense (excluding completion costs and expenses) of each Phase I ITW, and any substitute for such well (including mobilization and demobilization of the drilling unit to and from each Phase I ITW, as those terms are defined in GSEI’s drilling contract), until the test well reaches Objective Depth and is fully evaluated and temporarily or permanently plugged and abandoned pursuant to and in accordance with the Joint Operating Agreement and demobilization of the drilling unit has occurred provided, however, notwithstanding anything to the contrary set forth in this Agreement or in the JOA, Delek’s obligation to bear ninety percent (90%) of such costs shall be capped at such time as such costs equal or exceed 115% of the original AFE dry hole costs for a well (and such cap to be inclusive of the aggregate costs associated with the well and any substitute therefore) without regard to any supplemental AFE which may issue for such well (or any substitute for such well) and whether or not Objective Depth has been reached (“Spending Obligation”). After Delek’s Phase I ITW Spending Obligation for a Phase I Prospect has been satisfied, all elections shall be as provided in, and all cost, risk, expense and liability attributable to Delek and Companies’ interest shall be borne and paid by the Parties as provided for and subject to the Joint Operating Agreement covering such Phase I Prospect. To the extent the Companies are not the owners of an undivided 100% of 8/8 interest in and to a Lease in a Phase I Prospect upon commencement of operations for an Exploratory Well with respect to such Prospect (and without taking into account any Record Title Assignment executed in favor of Delek pursuant to this Agreement), the ninety percent (90%) cost bearing obligation provided for above shall be proportionately reduced to the percentage of the collective interest owned by the Companies in each such Lease.

Notwithstanding anything to the contrary set forth in this Agreement, or in the JOA for the two (2) Phase I Prospects, the AFE for the two (2) Phase I ITWs shall not exceed Fifty Million United States Dollars (US $50,000,000.00) net to Delek, as reflected on Exhibit “D” hereto. The preceding sentence shall only apply with respect to the Phase I Prospects and not to any other phases.

Unless the Parties agree, in writing, to the contrary, drilling operations for both of the two (2) Phase I ITW for the Phase I Prospects shall commence on or before June 30, 2019, and in the event drilling operations for such wells are not timely commenced prior to the expiration of the Leases for such Prospects, Delek, in its sole discretion, shall have the unilateral right to terminate the Agreement.

If in the drilling of a Phase I ITW, mechanical difficulties, rock, salt, heaving shale, excessive water flow, excessive pressure, igneous or other impenetrable formation or conditions render further drilling impracticable or other difficulties are encountered, which cannot be overcome after Operator has exercised reasonable efforts customarily employed in the industry under the same or similar circumstances, and by reason of the foregoing, Operator is unable to reach the Objective Depth of such test well, a substitute well proposal may be proposed by any party to the Joint Operating Agreement, and the Parties shall have an election to participate in such substitute well in accordance with the applicable Joint Operating Agreement. If the substitute well is commenced not later than three hundred sixty (360) days following cessation of operations for a Phase I ITW, subject to drilling rig availability, and is drilled in the manner provided for in this Agreement for the Phase I ITW, it will be deemed a continuation of, and a substitute for, the Phase I ITW. Thereafter, any reference to the Phase I ITW will be deemed a reference to its substitute well, if one has been or is being drilled for the Phase I ITW.

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By the later of (i) thirty (30) days prior to the scheduled release of the rig from the second Phase I ITW, or (ii) the date on which GSEI is required to provide notice to the drilling contractor as to the estimated release date of the rig from the second Phase I ITW, Delek shall elect to either participate or not to participate in the two (2) Phase II ITWs designated by the Parties. Delek shall notify GSEI and TSEI of its election to participate or not participate in the two Phase II ITWs, and if Delek elects to participate the Parties shall mutually agree in writing on the order in which each Phase II ITW for each Phase II Prospect shall be drilled by the Parties. If Delek elects to participate in such Phase II Prospects, then the provisions of this Section 2, as applicable, shall apply to each of the two (2) Phase II ITWs. If Delek does not elect to so participate, this Agreement shall terminate as to rights in and obligations with respect to Phase II ITWs, Phase III ITWs and Subsequent Phase ITWs.

By the later of (i) thirty (30) days prior to the scheduled release of the rig from the second Phase II ITW, or (ii) the date on which GSEI is required to provide notice to the drilling contractor as to the estimated release date of the rig from the second Phase II ITW, Delek shall elect to either participate or not to participate) in the two (2) Phase III ITWs designated by the Parties. Delek shall notify GSEI and TSEI of its election to participate or not participate in the two Phase III ITWs and if Delek elects to participate the Parties shall mutually agree in writing on the order in which each Phase III ITW for each Phase III Prospect shall be drilled by the Parties. If Delek elects to participate in such Phase III Prospects, then the provisions of this Section 2, as applicable, shall apply to each of the two (2) Phase III ITWs. If Delek does not elect to so participate, this Agreement shall terminate as to rights in and obligations with respect to Phase III ITWs and Subsequent Phase ITWs.

In the event Delek has elected to and has participated in the first Exploratory Well for a Phase III ITW, Delek shall have earned the right to participate or not participate in any Subsequent Phase ITW drilled during the term of this Agreement, unless and until such time as Delek elects not to participate in a Subsequent Phase ITW which is drilled in due course pursuant to the subject proposal. If Delek elects to participate in a Subsequent Phase ITW as provided for above, then the provisions of this Section 2, as applicable, shall apply. If Delek does not elect to so participate, this Agreement shall terminate as to rights in and obligations with respect to Subsequent Phase ITWs.

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The Prospects that comprise the Phase II Prospect, Phase III Prospect and each Subsequent Phase Prospect, the order of the Prospects to be drilled in each phase, and the well locations for the initial test wells to be drilled in each phase, will, during the term of this Agreement, be selected by mutual agreement of the Parties.

Except as provided herein, all operations conducted on a Phase I Prospect, a Phase II Prospect, a Phase III Prospect or any Subsequent Phase Prospect, and all liability, risk, costs, and expenses in connection therewith, shall be governed by the terms and provisions of the Joint Operating Agreement applicable to each such Prospect. In case of a conflict between the provisions of this Agreement and the provisions of the Joint Operating Agreement, the provisions of this Agreement shall control as between the Parties.

Notwithstanding anything to the contrary set forth in this Agreement or in a JOA, Delek shall have earned an interest in the Leases in each of the Prospects, on a Prospect by Prospect basis, upon satisfying its Spending Obligation associated with each Prospect, as described in this Section 2, and Delek’s Spending Obligation shall apply only to the first nine (9) Exploratory Wells, including any substitute well therefor, on nine (9) Prospects. Delek shall be entitled to participate on a non-carry basis as to an undivided seventy-five percent (75%) interest in all other wells drilled pursuant to or in connection with this Agreement and the associated JOAs.

Until such time as a JOA has been entered into by the Parties with respect to a Prospect, each of the Leases not then subject to a specific JOA for such Prospect will be deemed to be subject to all of the terms and provisions of the JOA attached hereto as Exhibit “C” except, however, as to any costs or expenses that are expressly provided for in this Agreement.

3.       Prepayment of Funds. Delek shall remit to Companies (in the proportions of seventy-three percent (73%) to GSEI and twenty-seven percent (27%) to TSEI) the sum of One Million Five Hundred Thousand United States Dollars (US $1,500,000.00) for each exploration plan filed on a Phase I Prospect, Phase II Prospect, Phase III Prospect and a Subsequent Phase Prospect, with BOEM and/or BSEE (“Funding Obligation”). Within fifteen (15) days from notification by Operator that it has submitted such filing to BOEM and/or BSEE, Delek shall remit 73% of such funds by wire transfer to Amegy Bank of Texas, ABA No. 113011258 for credit to GSEI’s Account No. 0054399765 and Delek shall remit 27% the funds by wire transfer to Comerica Bank, ABA No. 111000753 for credit to TSEI’s Account No. 1881918609.

The Funding Obligation shall only apply to the first nine (9) Exploratory Wells in which Delek elects to participate. Additionally, if an exploration plan is filed with BOEM and/or BSEE and is denied, suspended or not approved within one hundred eighty (180) days from such filing or amendment thereof, then any funds paid by Delek to the Companies with respect to such exploration plan, as provided for above, shall be promptly reimbursed to Delek upon such denial, suspension or timely lack of approval.

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4.       Geophysical Data. Prior to an assignment of interest in the Lease(s) in a Phase I Prospect, Phase II Prospect, Phase III Prospect or a Subsequent Phase Prospect, each of Delek and TSEI, acting independently, shall purchase the underlying base seismic data covering each such prospect. Each of Delek and TSEI, acting independently, shall provide GSEI with a letter from MULTIKLIENT INVEST AS and TGS-NOPEC Geophysical Company, confirming that Delek or TSEI, as applicable, has been granted a license(s) to the underlying seismic data covering the applicable prospect(s). Upon receipt of such letter, and as permitted by GSEI’s Master License with its seismic data providers, GSEI shall, within thirty (30) days after confirmation from the seismic vendor that Delek or TSEI, as applicable, has obtained a license to the underlying data, provide such Party with access in GSEI’s offices to, and with a copy of, any interpretations, maps and other analysis owned or controlled by GulfSlope, insofar as same covers or pertains to seismic data covering the applicable prospects at reasonable times and during GSEI’s working hours.

5.       Assignment of Interest. Simultaneous with the execution of this Agreement and other executions or actions expressly required to be performed simultaneous with such execution, GSEI, and TSEI, if applicable, shall execute and deliver to Delek a Record Title Assignment, of an undivided seventy-five percent (75%) of 8/8ths record title interest in and to the applicable Leases covering the Phase I Prospects. The Record Title Assignment shall be made (i) without warranty of title, either express or implied, except as to any claims arising by, through or under GSEI, and/or TSEI, but not otherwise, (ii) free and clear of burdens or encumbrances other than the Lessor’s royalty interest, (iii) on the forms attached hereto as Exhibit “B”, (iv) subject to the terms and conditions of this Agreement and the applicable prospect Joint Operating Agreement, and (v) effective as the Effective Date.

Delek shall be responsible for recording, filing and obtaining all consents and approvals of governmental entities customarily obtained subsequent to transfer of title and all costs and fees associated therewith. Within fifteen (15) days from receipt of Delek’s approval of the assignment by BOEM, Delek shall furnish all remaining Parties to the Joint Operating Agreement evidence of all required filings, as well as copies of all consents and approvals. All fees, costs and expenses incurred by the Parties in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be borne and paid solely by the Party incurring the same. Notwithstanding anything to the contrary set forth in this Agreement or in a JOA, to the extent any bonding or other financial assurance is required by BOEM in order to approve any transfers made by one or more of the Companies to Delek with respect to the Leases, such bonding or financial assurance obligation shall be borne by the Parties in proportion to their ownership interest in the affected Leases.

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Subject to the restrictions on assignment contained herein, the terms and conditions of this Agreement shall inure to the benefit of and will be binding upon the Parties, and their respective successors and assigns. At such time as Delek has earned an interest in a Prospect pursuant to Section 2 of this Agreement, then as between the Parties, each Party shall have the right to assign, pledge, encumber or in any manner transfer or convey all or a portion of its interest in the Leases comprising such Prospect, without the requirement for prior consent of the other Parties, except to the extent, if any, provided for in the applicable JOA, and provided that any such assignment shall be expressly subject to the terms and provisions of this Agreement and the Joint Operating Agreement, as amended or revised from time to time by the Parties.

Notwithstanding the assignment to Delek of an undivided seventy-five percent (75%) of 8/8ths record title interest in the Leases comprising the Phase I Prospects, in the event Delek does not thereafter earn such interest in one or more of the Leases comprising a Phase I Prospect as provided for in Section 2 above, Delek upon request from GSEI and/or TSEI, as applicable, shall reassign such unearned interest in such Lease(s) to GSEI and/or TSEI, as applicable, free and clear of any liens or encumbrances placed thereon by Delek. In connection with any such reassignment, to the extent Delek has posted a bond or other financial assurance with BOEM in connection with its unearned interest in such Lease(s), TSEI and/or Texas South, as applicable, shall post with BOEM such bonding or financial assurance as is necessary in order that Delek’s bond or other financial assurance can be promptly released and/or cancelled.

In like fashion, upon the designation by the Parties of the Lease(s) comprising each of the Phase II Prospects, Phase III Prospects and any Subsequent Phase Prospect, and Delek’s election to participate in each such identified Prospects and the Exploratory Wells to be drilled thereon, GSEI and/or TSEI, as applicable, shall execute and deliver to Delek in advance of commencement of operations and after appropriate payments by Delek as provided herein or as agreed to in writing by the Parties with respect to each such Prospect a Record Title Assignment of an undivided seventy-five percent (75%) of 8/8ths record title interest in and to the applicable Lease(s) with respect to each such Phase II Prospect, Phase III Prospect, and Subsequent Phase Prospect. Each such assignment shall be subject to the same terms and provisions set forth above with respect to the assignment of an interest in the Phase I Prospects and shall be subject to the same provisions set forth above providing for a reassignment of interest in the event Delek does not earn its undivided seventy-five percent (75%) of 8/8ths interest in the previously assigned Lease(s).

6.       Delay Rentals. GSEI represents that the Leases are in full force and effect, and further represent that all of the terms and provisions of, and all of the obligations under, the Leases have been complied with in all material respects including, but not limited to, the proper and timely payment of all delay rentals or other obligations necessary to maintain the Leases. Upon request evidence reflecting proper and timely payment of such delay rentals shall be provided to Delek.

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From and after the Effective Date of this Agreement the Parties shall pay, or cause to be paid, any delay rentals that become due under a Lease, as to periods from and after the Effective Date, in order to continue the Leases in full force and effect, and the Parties shall, within thirty (30) days after receipt of an invoice from the Operator, reimburse the Operator for its working interest share (for example, 75% as to Delek as opposed to the 90% carry) of any such delay rental payment covering the period from and after the Effective Date of this Agreement.

Notwithstanding anything to the contrary set forth in this Agreement or in any Joint Operating Agreement, from and after the time that a Party (i) elects not to participate in the drilling of an Exploratory Well on a Phase II Prospect, Phase III Prospect or a Subsequent Phase Prospect or (ii) elects to withdraw from a Prospect, thereafter such Party shall have no liability or responsibility for any portion of lease maintenance payments, including, without limitation, delay rentals, with respect to the Leases associated with any such Prospects.

7.       Designation of Operator. In connection with any transfer of an interest in a Lease by GSEI to TSEI or Delek, such Party shall execute and submit to GSEI, for GSEI’s submission to the BOEM, an executed Designation of Operator form (BOEM Form 1123) and Designation of Applicant (BOEM Form 1017) designating GSEI as Operator and Designated Applicant, as applicable, pursuant to the terms of this Agreement and the Joint Operating Agreement. In addition to the foregoing, upon the transfer by GSEI to TSEI or Delek of an interest in a Lease, such Party agrees to provide to the other Parties holding an interest in such Lease such properly completed, executed Designated Applicant for Certification of Oil Spill Financial Responsibility (BOEM Form 1017, Designation of Applicant, Application for Certification of Oil Spill Financial Responsibility) and such additional instruments as may be reasonably requested by each Party or as required by BOEM and/or BSEE.

Notwithstanding anything to the contrary set forth in this Agreement or in the JOA, subsequent to a commercial discovery in an Exploratory Well in a Prospect in which Delek participated, Delek, at its option, thereafter on a Prospect by Prospect basis, may elect that Delek, or its Affiliate, will replace and succeed GulfSlope as the Operator of the Leases comprising such Prospect. Upon notification by Delek to GulfSlope and Texas South, their successors and assigns, of Delek’s decision to serve as Operator of any such Prospect, the Parties shall execute such documentation and such forms as may be required by BOEM or BSEE in order to replace GulfSlope with Delek as the Operator of the Leases applicable to such Prospect.

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8.       Area of Mutual Interest. For a period not to exceed three (3) months from the Effective Date, the Parties shall use commercially reasonable efforts to negotiate mutually acceptable terms and provisions with respect to an area of mutual interest (“AMI”).

9.       Right to Purchase Common Stock. Execution of this Agreement constitutes acceptance and approval by each Party of the terms and conditions of the Right to Purchase Common Stock attached as Exhibit “E”. The Parties agree to execute any additional instruments evidencing such acceptance and approval as may be reasonably requested by any Party hereto.

10.     Insurance. Operator or its Affiliate shall provide and maintain the insurance prescribed in the Joint Operating Agreement and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties under this Agreement, except as provided in Exhibit “B” to the Joint Operating Agreement.

11.     Confidentiality. The Parties agree that all data obtained from any and all wells drilled under or pursuant to this Agreement and/or the Joint Operating Agreement shall be the property of the parties participating in such wells and shall be maintained as confidential information, as provided for and in accordance with the terms of the Joint Operating Agreement. It is further agreed that the ownership of proprietary geophysical data belonging to any Party remains respectively vested in each such Party to do with as it so desires; however, any such geophysical data furnished to a non-owning Party shall be protected as confidential information.

12.     Public Announcements. The Parties agree not to issue any public statement or press release concerning this Agreement or the transactions contemplated by it without the prior written consent of the other Parties. This restriction shall not apply if and to the extent that the announcement or public disclosure is required by applicable law or by any stock exchange or governmental, regulatory or supervisory body or authority of competent jurisdiction applicable to the Parties or any of their Affiliates. Any Party desiring to issue any public statement or press release shall advise the other Parties as to the contents thereof and, to the extent possible, allow the other Parties forty-eight hours (48) to provide its comments with respect thereto, which comments shall be considered in good faith, but such Party making the release shall be under no obligation to incorporate any such suggested comments.

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13.     Restrictions on Assignment of this Agreement. Except as expressly provided for herein, no Party shall assign, pledge, encumber or in any manner transfer or convey this Agreement, or any interest in any Leases, or any of its rights, interest, duties or obligations hereunder, whether in whole or in part, without the prior written consent of the other Parties, which shall not be unreasonably withheld; provided, however, after the elections by the Parties with regard to participation in a Prospect and the execution of a Joint Operating Agreement for such Prospect, any transfer or conveyance by a Party of any interest in the Leases within such Prospect to a third party shall be governed by the provisions of the Joint Operating Agreement for such Prospect. In the event a Party is granted consent to a proposed transfer or conveyance of an interest in one or more of the Leases, such transfer or conveyance will be made expressly subject to this Agreement and the applicable Joint Operating Agreement, as amended or revised from time to time by the Parties, and the transferee or conveyee must agree in writing to be expressly bound by the terms and provisions of this Agreement and the Joint Operating Agreement, as amended or revised from time to time by the Parties. In any event, a divesting Party shall remain jointly and severally liable with its transferee or conveyee for all of a divesting Party’s accrued commitments, obligations and undertakings under or pursuant to this Agreement as of the effective date of the transfer or conveyance to the transferee or conveyee, with respect to the transferred or conveyed interest. By way of clarification, a merger, consolidation, reorganization or other similar corporate restructuring shall not be considered such a transfer or conveyance unless the same has as a primary purpose thereof the avoidance of the foregoing limitation on transfers or conveyances.

Notwithstanding anything to the contrary, once Delek has elected to (i) not participate in the drilling of an Exploratory Well on a Prospect or (ii) withdraw from a Prospect, the restrictions set forth above on transfers or conveyances no longer apply to the Leases associated with any such Prospects.

14.     Plurals and Headings. The headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement. Reference to the plural form of a noun, pronoun, or verb shall, whenever appropriate, be deemed to include the singular form, and vice versa.

15.     Not to be Construed Against Drafter. Each Party has had an adequate opportunity to review each and every provision of this Agreement and to submit the same to legal counsel for review and advice. Based on the foregoing, the rule of construction, if any, that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

16.     Governing Law. THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION WITH VENUE TO BE SET IN NEW YORK COUNTY NEW YORK.

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17.     Binding Agreement. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns subject to the consent provisions set forth in Section 13 above.

18.     Representations and Warranties.

18.1	Each Party represents and warrants to the other Parties as follows:

18.1.1	Existence and Good Standing. Such Party is validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its property and carry on its business as now conducted and enter into and carry out the terms of this Agreement and the terms of the Joint Operating Agreement(s).

18.1.2	Authorization. The execution of delivery of this Agreement, the Joint Operating Agreement(s) and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action.

18.1.3	Broker’s Fees. Such Party is not a party to, or in any way obligated under, nor does such Party have any knowledge of, any contract or outstanding claim for the payment of any broker’s or finder’s fee which such Party is obligated to pay in connection with the origin, negotiation, execution, or performance of this Agreement, for which any other Party could be held responsible.

18.1.4	Non-Contravention. Neither the execution, delivery, nor performance of this Agreement by such Party will (i) conflict with or result in a violation under any provision of such Party’s governing documents; (ii) violate any applicable law binding upon such Party; or (iii) conflict with or result in a violation of any provision of, or constitute a default under, any material contract or agreement or any bank loan, indenture or credit agreement to which such Party is a party or by which any of its properties or assets are bound, and as to Companies’ representations and warranties herein to Delek, the Contracts.

18.1.5	Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Party. This Agreement constitutes legal, valid and binding obligations of such Party enforceable in accordance with its respective terms, subject, however, to (i) the effects of bankruptcy, insolvency, reorganization and similar laws affecting creditor’s rights generally, and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

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18.2	Additional Representations and Warranties:

18.2.1	Transfers and/or Contracts. Each of the Companies represents and warrants to Delek that it has not entered into any agreements pertaining to any of the Leases or any of the Prospects, and has not made any transfers of interests in and to or affecting any of the Leases or any of the Prospects, or any portions thereof, other than those contracts identified on Schedule 18.2.1 hereto (collectively, the “Contracts”). Additionally, Companies represent and warrant to Delek that all rights and interests with respect to any of the Contracts that would entitle a third party to acquire rights and interests in or affecting any of the Leases or any of the Prospects, if not already terminated and of no further force and effect, will terminate and be of no further force and effect no later than December 31, 2017, without any rights or interests in or affecting any of the Leases or Prospects having been earned by a third party, and that no extension or renewal of any contractual rights to so earn will be granted by the Companies that would reduce Delek’s interest (or right to earn an interest) to less than seventy-five percent (75%) of 8/8ths without Delek’s prior written consent.

18.2.2	Funding. Each Party represents and warrants to the other Parties that it has or will have the financial ability to timely fund its share of monetary obligations associated with this Agreement and the wells intended to be drilled pursuant to the Agreement.

18.2.3	Marketing/Take or Pay Contracts. Each Party represents and warrants to the other Parties that it has not entered into any marketing/take or pay, transportation or similar contracts with respect to any of the Leases.

18.2.4	Plugging and Abandonment Liability. Companies represent to Delek that no drilling operations have been conducted on any of the Leases as of the Effective Date of this Agreement and no contractual arrangements have been made for the drilling of any wells on any of the Leases other than those contemplated by the Contracts, the last of which will expire on December 31, 2017 without commencement of drilling activities, and those drilling activities contemplated by this Agreement.

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18.2.5	Burdens on Production and Encumbrances. Companies represent and warrant to Delek that the interest in and to each of the Leases to which Delek is entitled to earn pursuant to this Agreement will be transferred to Delek free and clear of all burdens on production or other encumbrances, except as to Delek’s proportionate share of the lessor’s royalty provided for in each Lease.

19.     Notices. Any notice, disclosure or other communications that may be required or permitted hereunder shall be deemed given or made only upon receipt, and shall be in writing and shall be delivered in person or sent by United States Mail, certified mail, postage prepaid, return receipt requested, or a reputable overnight delivery or courier service, addressed to the applicable Party at the address set forth below, or by electronic transmission to the representative of the applicable Party set forth below:

GulfSlope Energy, Inc.

2500 CityWest Blvd, Suite 760

Houston, Texas 77042

Attention:	Mr. Charlie Hughes
Title:	Vice President - Land
Telephone:	(281) 918-4115
E-mail:	charlie.hughes@gulfslope.com

Texas South Energy, Inc.

4550 Post Oak Place Dr., Suite 300

Houston, Texas 77027

Attention:	Mr. James Gunderson
Title:	Manager of Land
Telephone:	713-820-6300
E-mail:	jgunderson@texasouth.com

Delek GOM Investments, LLC		Delek GOM Investments, LLC
c/o Delek Group Ltd.		c/o Delek Group Ltd.
19, Abba Eban Blvd. P.O.B. 2054		19 Abba Eban Blvd. P.O.B. 2054
Herzeliya 4612001, Israel		Herzeliya 4612001, Israel
Attention:	Leora Pratt Levin, Esq.	Attention:	Mr. Niv Sarne
Title:	VP & General Counsel	Title:	Head of Energy BD and M&A
Telephone:	(+972 9) 8638400	Telephone:	(+972 9) 8638461
E-mail:	nivs@delek-group.com	E-mail:	leorapl@delek-group.com

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20.      Effect of Unenforceable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law in effect during the term of this Agreement, then the provision will be fully severable, this Agreement will be modified, construed and enforced as if the illegal, invalid or unenforceable provision had never been in the Agreement, and the remaining provisions will remain in full force and effect.

21.     Further Assurances. Each Party agrees to execute and deliver to the other Parties any and all instruments or other documents reasonably necessary to carry out the intent and obligations of this Agreement.

22.     Counterpart Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument; provided, however, this Agreement shall not be effective unless and until this Agreement or a counterpart hereof is executed by all of the Parties. Any signature hereto delivered by a Party by facsimile transmission or PDF via electronic mail shall be deemed an original signature hereto.

23.     Conflicts. In the event of any conflicts or inconsistencies between the provisions of this Agreement and any other agreement, including any agreement referenced herein to be executed by the Parties hereafter, the provisions of this Agreement shall control.

24.     Term. This Agreement shall remain in effect until Delek makes an election not to participate in the drilling of an Exploratory Well on a Phase II Prospect, a Phase III Prospect or any Subsequent Phase Prospect including the renewal or re-leasing of a Lease or Leases, and such Exploratory Well is drilled as proposed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination, is without prejudice to all continuing confidentiality obligations or other obligation in this Agreement, will not affect any leasehold interests earned by Delek prior to such termination or affect Delek’s ability to earn any leasehold interests in connection with then ongoing drilling activities, and the representations and warranties of the Parties as set forth in Section 18 shall survive the termination of this Agreement.

25.     Disputes. In the event of any claim, controversy or dispute between one or more of the Parties with respect to the terms and provisions of this Agreement or obligations hereunder (collectively, “Dispute”), the affected Parties will use the mediation procedures set forth in Exhibit “J” to the JOA to resolve the Dispute.

26.     Entire Agreement. This Agreement, together with the instruments referred to herein and the Exhibits attached hereto, embody the entire agreement between the Parties with regard to the subject matter hereof, and supersede and replace all other prior agreements, arrangements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, including that certain Letter of Intent dated August 27, 2017 by and between Companies and Delek Group Ltd. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or in subsequent documents delivered pursuant thereto

27.     Transfer to TSEI.  Although the ownership of the Leases is currently reflected, of record, 100% in GSEI, based upon one or more of the Contracts, TSEI currently has a contractual right to an undivided 20% interest in each of the Leases and an interest will not be assigned to TSEI, of record, until after the execution of this Agreement.  Thus, notwithstanding anything to the contrary set forth in this Agreement or in the Joint Operating Agreement, the Parties agree that a transfer(s) hereafter from GSEI to TSEI of an undivided 5% interest in and to the Leases comprising the Phase I Prospects (being 20%, less 75% of 20% = 5%), and a transfer(s) hereafter from GSEI to TSEI of an undivided 20% interest in and to the remaining Leases will be made expressly subject to all of the terms and provisions of this Agreement and of the Joint Operating Agreement, except, however, no consent to such transfer is  required from Delek and the Right of First Offer provisions set forth in Section 26.2 of the Joint Operating Agreement shall not apply to such transfer(s).

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, in multiple originals, effective as of the day and year first above written.

GULFSLOPE ENERGY, INC.		TEXAS SOUTH ENERGY, INC.

By:	/s/ John N. Seitz	By:	/s/ Michael J. Mayell
Name:	John N. Seitz	Name:	Michael J. Mayell
Title:	Chief Executive Officer	Title:	Chief Executive Officer

DELEK GOM INVESTMENTS, LLC

By:	/s/ Asaf Bartfeld
Name:	Asaf Bartfeld
Title:	Chief Executive Officer

By:	/s/ Barak Mashraki
Name:	Barak Mashraki
Title:	Chief Financial Officer

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